UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2026

AMASS BRANDS INC
(Exact name of registrant as specified in its charter)
Delaware	001-43286	81-5227282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 E Stowell Road Santa Maria, CA	93454
(Address of principal executive offices)	(Zip Code)

(
909
)
293-8571

Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	AMSS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 1
2
, 2026, AMASS Brands Inc (the “Company”) entered into Amendment No. 2 to the Warrant to Purchase Shares of Common Stock (the “Warrant Amendment”) with Streeterville Capital, LLC (the “Investor”). The Warrant Amendment amends the warrant to purchase shares of the Company’s common stock, as amended on May 29, 2026 (the “Warrant”) originally issued to the Investor in connection with that certain Securities Purchase Agreement, dated March 17, 2026, by and between the Company and the Investor, as amended by that certain Global Amendment dated April 7, 2026.

The Warrant Amendment modifies the exercise price of the Warrant to provide for a reduced exercise price of $3.
0
0 per share for any exercise occurring during the ninety (90) day period commencing on the effective date of the Warrant Amendment (the “Reduced Exercise Price Period”). Following the expiration or earlier termination of the Reduced Exercise Price Period, the exercise price will be $16.00 per share. The Company may terminate the Reduced Exercise Price Period at any time upon two (2) trading days’ prior written notice. All other terms and conditions of the Warrant remain unchanged and in full force and effect.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits

4.1	Amendment No. 2 to the Warrant to Purchase Shares of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1
2
, 2026

AMASS BRANDS INC

By:	/s/ Mark T. Lynn
Mark T. Lynn
Chief Executive Officer
(Principal Executive Officer)

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